UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2011

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105-3443 (Zip Code)

(314) 480-1400 (Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05                      Costs Associated with Exit or Disposal Activities.

On December 10, 2010, Olin Corporation (the “Company”) filed a Current Report on Form 8-K regarding estimated charges that it expected to incur in connection with conversion of its Charleston, TN facility and the reconfiguration of its Augusta, GA facility.  On January 31, 2011, the Company increased its total estimate by $5 million, as set forth in the table below.  The Company recorded pretax restructuring charges of approximately $28 million in fourth quarter 2010 in connection with the conversion and reconfiguration.

	Amounts in Millions
Description	Estimate Reported on December 10, 2010	Current Estimate
Restructuring Costs Related to Mercury Cell Transition Plan
Write-off of equipment and facilities	$17	$17.5
Employee-related costs	3	2.8
Facility exit costs (asset retirement obligations)	2	6.7
Lease and other contract termination costs	1	1.0
Total	$23	$28.0

The total forecasted costs may change as the conversion and reconfiguration and related actions are completed. At this time, the Company is not able to estimate the extent of any additional expenses that may be incurred in connection with the conversion and reconfiguration.  The Company will file an amendment to this Report to report any such material additional expenses at the time that it is able to reasonably estimate such expenses.

Item 2.06                      Material Impairments.

In the Form 8-K filed on December 10, 2010, the Company reported that it expected to recognize a loss of approximately $17 million, related to the discontinuation of chlor alkali manufacturing at the Augusta, GA facility.  On January 31, 2011, the Company increased that estimated loss to approximately $17.5 million.  Although Olin expects that property, plant and equipment will be impaired, it believes that all of the impairment charges will be non-cash charges.

Safe Harbor Statement

This report contains forward-looking statements, including those regarding the effect of the conversion of 260,000 tons of mercury cell capacity at our Charleston, Tennessee facility to 200,000 tons of membrane capacity and the discontinuation of chlor alkali manufacturing at our Augusta, Georgia facility and the expected amount of costs and/or charges. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to, the Company’s ability to convert and shut down the operations discussed in this filing in a timely and effective manner; changes in the Company’s business requirements; and other risks described in the Company’s SEC filings. The Company undertakes no obligation to revise or update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:           /s/ George H. Pain
Name:  George H. Pain
Title:    Senior Vice President, General Counsel and Secretary

Date:  January 31, 2011